EXHIBIT 32.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Zhou Gui Bin, certify, as of the dates hereof, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Resort Savers, Inc. on Form 10-Q for the period ended October 31, 2016 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-Q fairly presents in all material respects the financial condition and results of operations of Resort Savers, Inc. at the dates and for the periods indicated.

Date: December 20, 2016	By:	/s/ Zhou Gui Bin
Zhou Gui Bin
Chief Executive Officer

I, Zhou Wei, certify, as of the dates hereof, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Resort Savers, Inc. on Form 10-Q for the period ended October 31, 2016 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-Q fairly presents in all material respects the financial condition and results of operations of Resort Savers, Inc. at the dates and for the periods indicated.

Date: December 20, 2016	By:	/s/ Zhou Wei
Zhou Wei
Chief Financial Officer